UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 7.27.2020

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) is pleased to announce the Company has received 2 Mineral Exploration Permits (MEPs) issued by the Arizona State Land Department (ASLD) covering the 240 acre Robbers Roost exploration area approximately 4.5 miles southwest of Tombstone, Arizona with access via paved road (Charleston Road). The new MEPs are adjacent to Liberty Star’s Hay Mountain Project for porphyry copper, gold, and molybdenum.

Notes CEO Brett Gross, “We’ve had our eye on Robbers Roost for years, but could not claim it, initially because the MEPs were held by Tombstone Exploration Company and then were withdrawn from entry by the ASLD for several years. But the ASLD opened the MEPs to entry and accepted our last application. We now hold land that has drilling data indicating mineralization. We currently have an experienced geologist familiar with the area and our field operations manager on site inspecting the area and updating maps. We will put maps of the expanded Hay Mountain Project on our website as soon as possible.”

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

3.7 Liberty Star Minerals (LBSR) Acquires Permits Over Robbers Roost Adjacent to the Hay Mountain Project

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: 7/28/2020	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO